Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 (Registration No. 333-10571) of our report dated February 10, 1997, on our audits of the consolidated financial statements of Harborside Healthcare Corporation and subsidiaries (the "Company") as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



                                    /S/ COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 28, 1997